Exhibit 23.2

                      Letterhead of Deloitte & Touche LLP


                    Stamford Harbor Park            Telephone (203) 708-4000
                    333 Ludlow Street               Facsimile (203) 708-4797
                    P.O. Box 10098
                    Stamford, Connecticut  06904

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 of Registration Statement
No. 333-56227 of PanAmSat Corporation on Form S-4 of our report dated January 23, 1998 (except for Note 4, which is dated March 9, 1998) appearing in the Prospectus which is part of this Registration Statement and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  Deloitte & Touche LLP


June 24, 1998